FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            COMPLETE MANAGEMENT, INC.
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             (Exact name of registrant as specified in its charter)

            New York                                        11-3149119
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(State of incorporation or organization)                 (I.R.S. Employer
                                                        Identification No.)

254 West 31st Street, New York, New York                       10001
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 (Address of principal executive office)                     (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.
|_|

If this form relates to the registration of a 12(g) class of securities pursuant to Sectionrsuant of the Exchange Act and is effective pu check to General Instruction A.(d), please check the following box.
|X|

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                    Name of each exchange which
    to be so registered                  each class is to be registered
    -------------------                  ------------------------------

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Shares, par value $.001 per share
                    ----------------------------------------
                                (Title of Class)

                 8% Convertible Subordinated Debentures Due 2003
                 -----------------------------------------------
                                (Title of Class)

          8% Convertible Subordinated Debentures Due December 15, 2003
          ------------------------------------------------------------
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

      The descriptions of the securities required by this Item are contained in the Registration Statement of the Registrant on Form S-1, File No. 333-15531 (see "Description of Debentures" and "Description of Capital Stock") and in the Registration Statement of the Registrant on Form S-1 File No. 333-4262 (see "Description of Debentures") and are incorporated herein by reference.

Item 2. Exhibits

      The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with its registration statements:

      (a) Specimen copy of the Common Share Certificate (Exhibit 4.1 to the Registration Statement on Form S-1 No. 33-97894).

      (b) Specimen Debenture Certificate (Exhibit 4.4 to the Registration Statement on Form S-1, No. 333-4262).

      (c) Specimen Debenture Certificate (Exhibit 4.4 to the Registration Statement on Form S-1, No. 333-15531)

      (d) Copies of all constituent instruments defining the rights of the holders of the Debentures and the Common Shares:

            (i) Certificate of Incorporation (Exhibit 3.1 to the Registration Statement on Form S-1 No. 33-97894);

            (ii) Certificate of Amendment to the Certificate of Incorporation (Exhibit 3.2 to the Registration Statement on Form S-1 No. 33-97894);

            (iii) Certificate of Amendment to the Certificate of Incorporation
                  (Filed herewith);

            (iv) By-Laws (Exhibit 3.3 to the Registration Statement on Form S-1 No. 33-97894);

            (v) Indenture (Exhibit 4.5 to the Registration Statement on Form S-1, File No. 333-15531);

            (vi) Indenture (Exhibit 4.3 to the Registration Statement on form S-1, File No. 333-15531).

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 1, 1999

                                          COMPLETE MANAGEMENT, INC.

                                      By: /s/ Steven M. Rabinovici
                                          ------------------------------------
                                          Steven M. Rabinovici,
                                          Chairman and Chief Executive Officer


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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            COMPLETE MANAGEMENT, INC.

            (Pursuant to Section 805 of the Business Corporation Law)

      It is hereby certified that:

      FIRST: The name of the Corporation is Complete Management, Inc.

      SECOND: The Certificate of Incorporation was filed by the Department of State on December 30, 1992.

      THIRD: The Amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to increase the aggregate number of shares which the Corporation shall have authority to issue by authorizing 20,000,000 additional Common Shares with a par value of $.001 so that the aggregate number of shares which the Corporation shall have authority to issue shall be 42,000,000, 40,000,000 of which shall be Common Shares and 2,000,000 of which shall be Preferred Shares.

      FOURTH: To accomplish the foregoing amendment, ARTICLE FOURTH relating to the number, class and par value of the shares the Corporation is authorized to issue is amended to read as follows:

            "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 42,000,000, of which 40,000,000 shall be Common Shares, par value $.001 per share (the "Common Shares") and 2,000,000 shall be Preferred Shares, par value $.001 per share (the "Preferred Shares"). The Preferred Shares may be issued, from time to time, in one or more series with such designations, preferences and relative participating optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Shares or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to affix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and affix the terms of conversion of such Preferred Shares or any series


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

            thereof into Common Shares of the Corporation and fix the voting power, if any, of Preferred Shares or any series thereof."

      FIFTH: The foregoing Amendment of the Certificate of Incorporation of the Corporation was authorized by the vote of a majority of the directors at a meeting of the Board of Directors of the Corporation duly called and held followed by the affirmative vote by the holders of a majority of all of the outstanding shares of the Corporation entitled to vote on said Amendment of the Certificate of Incorporation.

      IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm under penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated: October 14, 1997


                              /s/ Steven M. Rabinovici
                              ---------------------------------------
                              Steven M. Rabinovici, Chairman and
                              Chief Executive Officer


                              /s/ Stephen A. Zelnick
                              ---------------------------------------
                              Stephen A. Zelnick, Assistant Secretary


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